Exhibit 99.1

NEWS RELEASE
Contact: Bob Butter, Communications / Office: 412-820-1347/ bbutter@tollgrade.com
Private Equity Investor Group Purchases Cable Product Line from Tollgrade
PITTSBURGH, May 4, 2009 — Tollgrade Communications, Inc. (Nasdaq: TLGD), a leading provider of network service assurance to the telecommunications and cable industry, today announced that a private equity group of investors has signed an agreement with Tollgrade to acquire substantially all of the assets of its cable status monitoring product line for $3.15 million, with $2.75 million to be paid in cash at closing and $0.4 million in a seller-held note payable over two years.
Tollgrade purchased the Cheetah status monitoring product line from Acterna, LLC in 2003. Now considered non-core to Tollgrade’s business strategy, the status monitoring product line marketed to the cable industry is being sold to a group of private equity investors led by Pittsburgh-based The Hawthorne Group and Rosetta Capital. After the sale, the new company will be led by Stephen John as its CEO. Steven Santamaria will also join the company as a member of its management team.
“As part of our strategic review process completed late last year, we determined that our embedded solution for HFC status monitoring was no longer core to our business,” said Joseph Ferrara, Tollgrade’s President and CEO. “We plan to focus more on our service assurance solutions and the data correlation aspects of test and measurement to allow our customers to reduce operating costs,” added Ferrara.
Subject to completion of customary closing conditions, it is anticipated that the transaction will close by May 15, 2009. At that time, approximately 25 employees will transfer to the newly-formed cable company called Cheetah Technologies, L.P. The transaction includes transfer of assets, assumption of specified liabilities and assignment of customer and OEM agreements.
Tollgrade anticipates that costs and charges of approximately $0.3 million will be taken in the first quarter 2009 as a result of this divestiture. First quarter 2009 results were issued by the Company on April 29, 2009 and will be updated by the Company in its Quarterly Report on Form 10-Q for the quarter ended March 28, 2009, to reflect these costs and charges.
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TOLLGRADE COMMUNICATIONS, INC.
493 Nixon Road / Cheswick, PA 15024 / 412-820-1400 / 800-878-3399 / Fax: 412-820-1530
Telco Support: 800-777-5405 / Cable Support (TAC): 941-373-6850 or 888-486-3510
www.tollgrade.com

About Tollgrade
Tollgrade Communications, Inc. is a leading provider of network service assurance products and services for centralized test systems around the world. Tollgrade designs, engineers, markets and supports centralized test systems, test access and status monitoring products, and next generation network assurance technologies. Tollgrade’s customers range from the top telecom and cable providers, to numerous independent telecom, cable and broadband providers around the world. Tollgrade’s network testing, measurement and monitoring solutions support the infrastructure of cable and telecom companies, as well as for power distribution companies. For more information, visit Tollgrade’s web site at www.tollgrade.com.
About The Private Equity Investor Group
The Hawthorne Group is an investment and management company with holdings in the communications, railroad, assisted living, soft drink bottling, and real estate businesses.
Rosetta Capital focuses on acquiring operating businesses in service industries and niche manufacturing. The Hawthorne Group and Rosetta Capital are both based in Pittsburgh.
Forward-Looking Statements
The foregoing release contains “forward-looking statements” regarding future events or results within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning the Company’s ability to complete the sale of its cable status monitoring product line within the expected timeframe.
The Company cautions readers that such “forward-looking statements” are, in fact, predictions that are subject to risks and uncertainties and that actual events or results may differ materially from those anticipated events or results expressed or implied by such forward-looking statements. The Company disclaims any current intention to update its “forward-looking statements,” and the estimates and assumptions within them, at any time or for any reason. In particular, the following factors, among others could cause actual results to differ materially from those described in the “forward-looking statements:” (a) the inability of the Company and the buyer to complete and satisfy all of the pre-closing conditions and consummate the sale of the cable product line; (b) the effect of the divestiture on customer relationships; (c) the estimated charges and costs relating to the divestiture being more significant than expected; and (d) the inability to make changes in our business strategy, development plans and product offerings to respond to the needs of the significantly changing markets and network technologies and enter a new market and introduce new products into that market.
Other factors that could cause actual events or results to differ materially from those contained in the “forward-looking statements” are included in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including, but not limited to, the Company’s Form 10-K for the year ended December 31, 2008 and any subsequently filed reports. All documents are also available through the SEC’s Electronic Data Gathering Analysis and Retrieval system at www.sec.gov or from the Company’s website at www.tollgrade.com.
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